UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2009

CENTRAL JERSEY BANCORP

(Exact name of registrant as specified in charter)

New Jersey	0-49925	22-3757709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1903 Highway 35, Oakhurst, New Jersey	07755
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 571-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On October 1, 2009, Beard Miller Company LLP (“Beard Miller”), an independent registered public accounting firm, combined with ParenteBeard LLC (“ParenteBeard”) in a transaction pursuant to which Beard Miller combined its operations with ParenteBeard and certain of the professional staff and partners of Beard Miller joined ParenteBeard either as employees or partners of ParenteBeard.  As a result of this transaction, Beard Miller resigned as the independent auditors of Central Jersey Bancorp (the “Company”), effective October 1, 2009, and, with the approval of the Audit Committee of the Company’s Board of Directors, ParenteBeard was engaged as the Company’s independent registered public accounting firm on the same date.

Prior to engaging ParenteBeard, the Company did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on the Company’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of Beard Miller regarding the Company’s financial statements for the fiscal year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2008, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, the Company did not have any disagreements with Beard Miller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard Miller, would have caused Beard Miller to make reference to such disagreement in its reports.

The Company provided Beard Miller with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Beard Miller furnish the Company with a letter addressed to the SEC stating whether Beard Miller agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 1, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01.  Other Events.

On October 1, 2009, at a special meeting of the shareholders of the Company, the  Company’s shareholders approved the Agreement and Plan of Merger between the Company and OceanFirst Financial Corp. (“OceanFirst”), dated May 26, 2009 (the “Merger Agreement”), pursuant to which the Company will merge with and into OceanFirst (the “Merger”).  A copy of the Merger Agreement is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2009.  In addition, the stockholders of OceanFirst approved the Merger Agreement at a special meeting of the stockholders also held on October 1, 2009.

The Company and OceanFirst anticipate that the Merger will be consummated in the fourth quarter of 2009.  Completion of the Merger remains subject to regulatory approval and certain other conditions in accordance with the terms of the Merger Agreement.  A copy of the press release announcing that the Merger has been approved by the shareholders of the Company and the stockholders of OceanFirst is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking Statements

Statements contained in this current report on Form 8-K, including Exhibit 99.1, that are not historical fact are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements may be characterized as management’s intentions, hopes, beliefs, expectations or predictions of the future.  It is important to note that such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements.  Factors that could cause future results to vary materially from current expectations include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, real estate values, loan loss provisions, competition, customer retention, changes in accounting principles, policies or guidelines and legislative and regulatory changes.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

16.1	Letter from Beard Miller Company LLP to the Securities and Exchange Commission, dated October 1, 2009

99.1	Press Release re: OceanFirst Financial Corp. and Central Jersey Bancorp Announce Shareholder Approvals of Proposed Strategic Combination

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL JERSEY BANCORP
(Registrant)
By:	/s/ James S. Vaccaro
James S. Vaccaro
Chairman, President and Chief Executive Officer

Date:  October 6, 2009

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Beard Miller Company LLP to the Securities and Exchange Commission, dated October 1, 2009

99.1	Press Release re: OceanFirst Financial Corp. and Central Jersey Bancorp Announce Shareholder Approvals of Proposed Strategic Combination